Exhibit 99.1

Mohegan Sun

Slot Machine Statistical Report

					Weighted
			Gross		Average
		Gross	Slot Hold	Slot Win	Number of
	Slot Handle (1)	Slot Win (2)	Percentage (3)	Contributions (4)	Slot Machines (5)
October-07	$821,521,436	$71,918,236	8.75%	$17,979,559	6183
November-07	814,349,379	70,474,067	8.65%	17,630,596	6183
December-07	788,633,148	65,928,704	8.36%	16,496,641	6188
January-08	834,387,539	68,256,267	8.18%	17,080,893	6192
February-08	815,848,744	68,970,384	8.45%	17,256,031	6172
March-08	915,520,205	76,771,503	8.39%	19,208,150	6119
April-08	831,401,845	70,146,469	8.44%	17,549,046	5970
May-08	862,203,279	75,142,645	8.72%	18,795,402	5954
June-08	804,717,941	67,828,998	8.43%	16,963,326	5998

Fiscal Year 2008	$7,488,583,516	$635,437,273	8.49%	$158,959,644

October-06	$885,885,380	$74,348,429	8.39%	$18,587,107	6197
November-06	842,706,491	73,284,092	8.70%	18,321,023	6179
December-06	946,605,535	81,188,236	8.58%	20,297,059	6178
January-07	817,142,742	70,542,431	8.63%	17,635,608	6179
February-07	807,197,116	71,335,213	8.84%	17,833,803	6157
March-07	893,294,110	77,887,435	8.72%	19,471,859	5984
April-07	855,254,558	73,865,149	8.64%	18,466,287	5969
May-07	868,563,684	75,012,966	8.64%	18,753,242	5923
June-07	860,814,708	74,532,754	8.66%	18,633,188	5925
July-07	1,012,605,785	88,861,114	8.78%	22,215,278	5902
August-07	937,808,080	83,527,206	8.91%	20,881,802	5955
September-07	873,314,549	77,266,290	8.85%	19,316,573	6181

Fiscal Year 2007	$10,601,192,738	$921,651,315	8.69%	$230,412,829

(1)	“Slot Handle” is defined as the total amount wagered by patrons on slot machines, including free promotional slot plays, or the e-Bonus program.
(2)	“Gross Slot Win,” sometimes referred to as gross slot revenues, is defined as amounts wagered less prizes paid out.
(3)	“Gross Slot Hold Percentage” is defined as the percentage of Slot Handle that is held by the slot machines played by patrons. Gross Slot Hold Percentage is derived by dividing Gross Slot Win by Slot Handle.
(4)	“Slot Win Contributions” is defined as the portion of Gross Slot Win that must be paid to the State of Connecticut on a monthly basis. For each 12-month period commencing July 1, 1995, the contribution is the lesser of (a) 30% of Gross Slot Win, or (b) the greater of (i) 25% of Gross Slot Win or (ii) $80.0 million.
(5)	“Weighted Average Number of Slot Machines” is defined as the weighted average number of slot machines on the casino gaming floor during the monthly period.